UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GATX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON FRIDAY, APRIL 24, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of GATX Corporation (the “Company”), dated March 13, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, April 24, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 9, 2020.

The notice should be read in conjunction with the proxy statement.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2020

To the Shareholders of GATX Corporation:

Due to the public health impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of its employees, shareholders and community, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of GATX Corporation, to be held on Friday, April 24, 2020 at 9:00 a.m. Central Time, has been changed from an in-person meeting in Chicago, Illinois to a virtual meeting format only.

HOW TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 28, 2020, the record date.

Shareholders of Record: If you were a shareholder of record as of the record date, you will need to visit www.meetingcenter.io/275628729 and enter your 15-digit Control Number and the password. Your Control Number was provided in the proxy card you received, and the password is GATX2020.

Beneficial Owners: Beneficial owners of shares held in street name will need to register in advance to receive a Control Number and participate in the meeting. To register you must obtain a legal proxy, executed in your favor, from the broker, bank or other nominee that holds your shares and submit proof of your legal proxy reflecting the number of shares of GATX stock you held as of the record date, along with your name and email address to Computershare. Please forward the email from your record holder, or attach an image of your legal proxy to an email, to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 21, 2020. You will receive a confirmation of your registration, with a Control Number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/275628729 and enter your Control Number and the meeting password GATX2020.

Attending as a Guest: Those without a Control Number may attend as guests, but they will not have the option to vote their shares or participate during the virtual Annual Meeting.

Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Deborah A. Golden

Executive Vice President, General Counsel and Secretary

April 9, 2020

The Annual Meeting on April 24, 2020 at 9:00 a.m. Central Time is available at www.meetingcenter.io/275628729. The proxy statement for the Annual Meeting, the Annual Report to Shareholders for the year ended December 31, 2019, and GATX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available at: www.envisionreports.com/GATX.